UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K/A
(Amendment No. 2)

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): July 6, 2016 (October 30, 2015)

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-32172	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Five Greenwich Office Park
Greenwich, CT 06831
(Address of principal executive offices)
(855) 976-4636
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on October 30, 2015, XPO Logistics, Inc. (“XPO” or the “Company”) completed the previously announced acquisition of Con-way Inc. (“Con-way”) pursuant to the Agreement and Plan of Merger dated September 9, 2015. The Con-way audited consolidated balance sheets as of December 31, 2014 and 2013, and the related statements of consolidated income, comprehensive income, cash flows, and shareholders’ equity for the years ended December 31, 2014, 2013, and 2012 and the notes related thereto, were filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 13, 2016, and are incorporated by reference in this Item 8.01.
The purpose of this Current Report on Form 8-K is to update the previously filed unaudited pro forma financial information relating to the Con-way acquisition as filed with the SEC on January 13, 2016 pursuant to Regulation S-X Article 11.
Attached hereto as Exhibit 99.1 and incorporated herein by reference is the unaudited pro forma financial information contemplated by Article 11 of Regulation S-X.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Pro Forma Financial Information

XPO's unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, in each case giving effect on a pro forma basis to the Con-way acquisition and the previously completed Norbert Dentressangle SA acquisition and related financings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XPO Logistics, Inc.

/s/ John J. Hardig
John J. Hardig
Chief Financial Officer
Date: July 6, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Financial Information

XPO's unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, in each case giving effect on a pro forma basis to the Con-way acquisition and the previously completed Norbert Dentressangle SA acquisition and related financings.